                                                                       FORM 10-Q

                                                                EXHIBIT 11


                                  HICKOK INCORPORATED
               STATEMENT RE:  COMPUTATION OF PER COMMON SHARE EARNINGS


                                         Three Months Ended        Six Months Ended
                                              March 31                 March 31
                                        ---------------------    ---------------------
                                          1996        1995         1996        1995
                                        ---------   ---------    ---------   ---------
PRIMARY
Average shares outstanding              1,192,850   1,196,621    1,192,850   1,196,512

Net effect of dilutive
   stock options - based
   on the treasury stock
   method using average
   market price                            27,750      27,528       29,879      27,048
                                        ---------   ---------    ---------   ---------

     Total Shares                       1,220,600   1,224,149    1,222,729   1,223,560
                                        ---------   ---------    ---------   ---------

Net Income                              $ 371,422   $ 707,801    $ 673,186   $ 874,127
                                        ---------   ---------    ---------   ---------

     Per Share                          $    0.30   $    0.58    $    0.55   $    0.71
                                        ---------   ---------    ---------   ---------
                                        ---------   ---------    ---------   ---------


FULLY DILUTED
Average shares outstanding              1,192,850   1,196,621    1,192,850   1,196,512

Net effect of dilutive
   stock options - based
   on the treasury stock
   method using year-end
   market price, if
   higher than average
   market price                            27,750*     27,528*      29,879*     27,340
                                        ---------   ---------    ---------   ---------

     Total Shares                       1,220,600   1,224,149    1,222,729   1,223,852
                                        ---------   ---------    ---------   ---------

Net Income                              $ 371,422   $ 707,801    $ 673,186   $ 874,127
                                        ---------   ---------    ---------   ---------
                                        ---------   ---------    ---------   ---------


     Per Share                          $    0.30   $    0.58    $    0.55   $    0.71

                                        ---------   ---------    ---------   ---------
                                        ---------   ---------    ---------   ---------


*Period-end market price is less than average market price, use same as primary shares.